1940 Act File No. 811-07461

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940          X

Amendment No.  3  .......................................................X

                    FEDERATED INVESTMENT PORTFOLIOS

          (Exact name of Registrant as Specified in Charter)

    Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779
               (Address of Principal Executive Offices)

                            (412) 288-1900

                    (Registrant's Telephone Number)

          John W. McGonigle, Esq., Federated Investors Tower,
                  Pittsburgh, Pennsylvania 15222-3779

                (Name and Address of Agent for Service)

                         ......... Copies To:

                      Matthew G. Maloney, Esquire
                Dickstein Shapiro Morin & Oshinsky LLP

                          2101 L Street, N.W.
                        Washington, D.C. 20037


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                           EXPLANATORY NOTE

This Amendment to the Registrant's Registration Statement on Form N-1A ( the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the series of the Registrant are not registered under the Securities Act of 1933( the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.
Throughout this Registration Statement, information concerning Bond Index Portfolio (the "Portfolio") is incorporated herein by reference from Post-Effective Amendment No. 3 to the Registration Statement of Federated Investment Trust (1940 Act File No. 811-07477, EDGAR Accession No. 0001005200-97-000006), which was filed with the Securities and Exchange Commission ("SEC") on September 26, 1997 (the "Spoke Fund's Registration Statement"). The Spoke Fund's Registration Statement contains the Prospectuses and Statement of Additional Information for Federated Bond Index Fund (Institutional Shares and Institutional Service Shares), which invests substantially all of its assets in the Portfolio.


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A-8

                                      PART A DATED SEPTEMBER 30, 1997 .



Responses to Items 1, 2, 3 and 5A have been omitted pursuant to paragraph 4 of the General Instruction F to Form N-1A.

         ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT



Federated Investment Portfolios (the "Trust") is an open-end management investment company which was organized as a Massachusetts business trust under a Declaration of Trust dated as of September 29, 1995. The Declaration permits the Trust to offer separate series of shares of beneficial interest representing interests in separate portfolios of securities ("Series"). The shares in any one Series may be offered in separate classes. The Board of Trustees ("Trustees") is currently offering one diversified Series, Bond Index Portfolio.

Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Federated Research Corp. is the investment adviser for the Portfolio and has delegated the daily management of the security holdings of the Portfolio to United States Trust Company of New York ("U.S. Trust
Company," and collectively, with Federated Research Corp., the "investment managers").



The Trust is utilizing certain proprietary rights, know-how and financial services referred to as Hub and Spoke(R) from Signature Financial Group, Inc. Hub and Spoke(R) is a two-tier structure master/feeder fund and a registered service mark of Signature Financial Group, Inc., which is licensed to Federated Services Company.


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                           INVESTMENT OBJECTIVES AND POLICIES

                                            INTRODUCTION

Unless otherwise stated, the investment objective, policies and strategies discussed herein and in Part B are deemed "non-fundamental," i.e., the approval of the investors in the Portfolio is not required to change the Portfolio's investment objective or any of its investment policies and strategies.

The investment objective of the Portfolio is to provide investment results that correspond to the investment performance of the Lehman Brothers Aggregate Bond Index (the "Aggregate Bond Index"), a broad market-weighted index which encompasses U.S. Treasury and agency securities, corporate investment grade bonds, and mortgage-backed securities, each with maturities greater than one year. The Portfolio seeks to achieve its investment objective by replicating the yield and total return of the Aggregate Bond Index through a statistically selected sample of debt instruments. The Aggregate Bond Index is a broad market-weighted index of U.S. investment grade fixed income securities.

Additional information about the investment policies and strategies of the Portfolio appears in Part B. There can be no assurance that the investment objective of the Portfolio will be achieved.

INVESTMENT POLICIES AND STRATEGIES



The Registrant incorporates by reference information concerning the Portfolio's investment objective and policies and the risk factors associated with investments in the Portfolio from the sections entitled "Investment Philosophy and Strategies", "Additional Investment Strategies and Techniques; Risk Factors," "Investment Limitations," and "Special Information Concerning Hub and Spoke" in the Spoke Fund's Prospectuses ("Spoke Fund's Prospectuses"). Further information about the policies of the Portfolio and risk factors associated with investments in the Portfolio is incorporated herein by reference from the sections entitled "Investment Limitations" and "Appendix" in the Spoke Fund's Statement of Additional Information ("Spoke Fund's SAI").


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         ITEM 5.  MANAGEMENT OF THE REGISTRANT

(a-e) Registrant incorporates by reference information concerning the management of the Portfolio from "Management of the Trust and Federated Portfolios," "Effect of Banking Laws" and "Service Providers of the Portfolio" in the Spoke Fund's Prospectuses. Further information about the service providers of the Portfolio is incorporated herein by reference from the section entitled "Service Providers" in the Spoke Fund's SAI.

(f) Registrant incorporates by reference information concerning the expenses of the Trust from the Annual Report to Investors dated May 31, 1997
(File No. 811-07461).


(g) Not applicable.

         ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES

 (a) The Portfolio is a series of the Trust, which is organized as a series trust under the laws of the Commonwealth of Massachusetts.
Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series").
Currently, only the Bond Index Portfolio is being offered to investors.

Investments in a Series may not be transferred, but an investor may withdraw all or any portion of its investment. Certificates of shares of beneficial interests in the Trust will not be issued. Investors in a Series (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of that Series (and of no other Series) or of the overall obligations of the Trust. However, the risk of an investor in a Series incurring financial loss on account of such liability is limited to circumstances in which the Series itself is unable to meet its obligations. Investors in a Series have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below.

Each investor is entitled to a vote in proportion to the amount of its investment in a Series. Investors in a Series do not have cumulative voting rights, and a plurality of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so and in such event other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class, except as to voting for the election or removal of Trustees, the termination of the Trust, as otherwise required by the 1940 Act, or if determined by the Trustees


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to be a matter which affects all Series. As to any matter which does not affect a particular Series, only investors in the one or more affected Series are entitled to vote. The Trust is not required and has no current intention of holding annual meetings of investors, but the Trust will hold special meetings of investors when, in the judgment of the Trust's Trustees, it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) have the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Series, investors would be entitled to share pro rata in the net assets of that Series (and no other Series) available for distribution to
investors.     (b) As of September 1, 1997, Excelsior Institutional
Trust's, Excelsior Institutional Bond Index Fund owned approximately 29.40% of the beneficial interests of the Portfolio and Federated Bond Index Fund owned approximately 70.60% of the beneficial interests of the Portfolio and therefore, may, for certain purposes, be deemed to control the Portfolio and be able to affect the outcome of certain
matters presented for a vote of shareholders.      (c) Not applicable.
    (d) Registrant incorporates by reference information concerning the Portfolio's capital stock from the section entitled "Description of Federated Portfolios/Beneficial Interests" in the Spoke Fund's SAI.

(e) Investor inquiries regarding the Trust may be directed to the Trust, Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779 (1-800-341-7400).



(f) The Portfolio determines its net income and realized capital gains, if any, on each Portfolio Business Day (as defined below) and allocates all such income and gain pro rata among the investors in the Portfolio at the time of such determination.


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The "net income" of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio (and no other Series).

(g) Under its anticipated method of operation, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986 (the "Code"), and regulations promulgated thereunder.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

For more information on tax matters, see Item 20 in Part B.

(h) Not applicable.

         ITEM 7.  PURCHASE OF SECURITIES BEING OFFERED

(a) Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 4 above.



Registrant incorporates by reference information concerning the Portfolio's placement agent and valuation of securities from the sections entitled "Service Providers of the Portfolios" and "Investing in Institutional (or Institutional Service) Shares/What Shares Cost" in the Spoke Fund's Prospectuses and "Determining Net Asset Value/Determining Market Value of Securities" in the Spoke Fund's SAI.



For additional information on the valuation of the Portfolio's
securities, see Item 19 in Part B.         The Trust reserves the
right to cease accepting investments in the Portfolio at any time or to reject any investment order.


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(c) An investment in the Portfolio may be made without sales charge at the net asset value next determined if an order is received "in good order" by the Trust.

(d) There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

(e) Not applicable.

(f) Not applicable.

         ITEM 8.  REDEMPTION OR REPURCHASE

(a) An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Trust by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Trust in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Trust, on behalf of the Portfolio, reserves the right to pay redemptions in kind. See Item 19 in Part B. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange ("NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

(b) Not applicable.

(c) Not applicable.

(d) See Item 8(a) above.

         ITEM 9.  PENDING LEGAL PROCEEDINGS

None.

                                                  PART B.

ITEM 10.  COVER PAGE



This Part B, dated September 30, 1997, sets forth information which may be of interest to investors but which is not necessarily included in Part A, dated September 30, 1997, as it may be amended from time to time. This Part B should be read only in conjunction with Part A, a copy of which may be obtained by an investor without charge by writing the Trust or calling 1-800-341-7400.

         ITEM 11.  TABLE OF CONTENTS

         General Information and History             B-1
         Investment Objective and Policies           B-1
         Management of the Registrant                         B-2
         Control Persons and Principal

          Holders of Securities                               B-2
         Investment Advisory and Other

          Services                                            B-2
         Brokerage Allocation and Other

          Practices                                           B-3
         Capital Stock and Other Securities                   B-4
         Purchase, Redemption, and Pricing

          of Securities being Offered                         B-4
         Tax Status                                                    B-5
         Underwriters                                                  B-5
         Calculation of Performance Data             B-5
         Financial Statements                                 B-5


         ITEM 12.  GENERAL INFORMATION AND HISTORY

Not applicable.

         ITEM 13.  INVESTMENT OBJECTIVE AND POLICIES



(a-c) Part A contains additional information about the investment objectives and policies and management techniques of the Portfolio. This Part B should only be read in conjunction with Part A of the registration statement.

Registrant incorporates by reference information concerning the Portfolio's Investment Objective and Policies from the sections entitled "Investment Objective and Policies," "Investment Limitations" and "Appendix" in the Spoke Fund's SAI.

(d) Registrant incorporates by reference information concerning the Portfolio's Portfolio Turnover from the section entitled "Portfolio Turnover" in the Spoke Fund's SAI.

         ITEM 14.  MANAGEMENT OF THE REGISTRANT

(a-c) Registrant incorporates by reference information concerning the Management of the Portfolio from the sections entitled "Management of the Trust and Federated Portfolios" and "Trustees' Compensation" in the Spoke Fund's SAI.

         ITEM 15. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

(a) As of September 1, 1997, the following investors of record owned 25% or more of the Portfolio's outstanding beneficial interests:

Excelsior Institutional Bond Index Fund, a portfolio of Excelsior Institutional Trust, a registered, open-end investment company organized under the laws of the State of Delaware, located at 73 Tremont Street, Boston, Massachusetts, 02108, owned approximately 29.40% of the Portfolio's outstanding beneficial interests. Federated Bond Index Fund, a portfolio of Federated Investment Trust, a registered, open-end investment company organized under the laws of the Commonwealth of Massachusetts, located at Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779, owned approximately
70.60% of the Portfolio's outstanding beneficial interests.      (b)
See Item 15(a) above.

(c) Officers and Trustees own less than 1% of the Registrant's outstanding shares.

         ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES



(a-b) Registrant incorporates by reference information concerning the Investment Management and Other Services of the Portfolio from "Management of the Trust and Federated Portfolios," "Effect of Banking Laws" and "Service Providers of the Portfolio" in the Spoke Fund's Prospectuses. Further information about the service providers of the Portfolio is incorporated herein by reference from the sections entitled "Investment Advisory and Sub-Advisory Services," "Service Providers," and "Financial Statements" in the Spoke Fund's SAI.

(c) Federated Investors has agreed to maintain total operating expenses (after waivers and reimbursements) of the Portfolio at no greater than 0.20% of average net assets.

(d) Registrant incorporates by reference information concerning the administration of the Portfolio from the sections entitled "Service Providers/Administration" in the Spoke Fund's SAI.


(e) Not applicable.

(f) Not applicable.

(g) Not applicable.



(h-i) Registrant incorporates by reference information concerning the Custodian, Portfolio Recordkeeper and Independent Auditors of the Portfolio from the sections entitled "Service Providers/Custodian and Portfolio Recordkeeper and Independent Auditors" in the Spoke Fund's SAI.



         ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES

(a) Research services provided by brokers and dealers may be used by the investment managers or by their affiliates in advising the Portfolio and other accounts. To the extent that receipt of these services may supplant services for which the investment managers or their affiliates might otherwise have paid, it would tend to reduce
their expenses.     Registrant incorporates by reference information
concerning the Brokerage Allocation and Other Practices of the Portflio from the section entitled "Brokerage Transactions" in the Spoke Fund's SAI.

(b) For the fiscal years ended May 31, 1997 and 1996 and for the period from July 11, 1994 (date of initial public investment) to May 31, 1995, the Registant paid no brokerage commissions.


(c) See response to (a).

(d) Not applicable.



(e) Registrant incorporates by reference information concerning the Brokerage Allocation and Other Practices of the Portfolio from the section entitled "Brokerage Transactions" in the Spoke Fund's SAI.

         ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES

(a) Registrant incorporates by reference information concerning the Capital Stock and Other Securities of the Portfolio from the section entitled "Description of Federated Portfolios/Beneficial Interests" in
the Spoke Fund's SAI.      Any property of the Trust is allocated and
belongs to a specific Series to the exclusion of all other Series. All consideration received by the Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate account or accounts (a Series) for the benefit of investors in that Series and irrevocably belongs to that Series for all
purposes.         (b) Not applicable.

  ITEM 19.  PURCHASE, REDEMPTION, AND PRICING OF SECURITIES BEING OFFERED

(a) Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 4 in Part
A of this Registration Statement.     (b) Registrant incorporates by
reference information concerning Determining the Portfolio's Net Asset Value from the section entitled "Determining Net Asset Value/Determining Market Value of Securities" in the Spoke Fund's SAI.
     (c) The Portfolio reserves the right, at its complete discretion, to redeem its shares of beneficial interest wholly or partly in portfolio securities ("redemption in kind") instead of in cash, and to deliver one or more portfolio securities in satisfaction of the redemption request regardless of which securities were deposited by the investor or the composition of the portfolio of the Portfolio at the time of redemption.

         ITEM 20.  TAX STATUS

The Trust is organized as a Massachusetts business trust. The Portfolio is not subject to any income or franchise tax in the Commonwealth of Massachusetts. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gains in determining its income tax liability. The determination of such share will be made in accordance with the Code and regulations promulgated thereunder.



Registrant incorporates by reference information concerning the Portfolio's Tax Status from the section entitled "Tax Status/The
Fund's Tax Status" in the Spoke Fund's SAI.



The Portfolio's taxable year-end will be May 31st. Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.



There are certain tax issues that will be relevant to only certain of the investors, specifically investors that are segregated asset accounts and investors who contribute assets rather than cash to the Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

OTHER TAXATION. Investors are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Portfolio.

         ITEM 21.  UNDERWRITERS

Not applicable.

         ITEM 22.  CALCULATION OF PERFORMANCE DATA

Not applicable.

         ITEM 23.  FINANCIAL STATEMENTS

(a) Investors of record will receive unaudited semi-annual reports and annual reports audited by the Portfolio's independent auditors.

(b) The Financial Statements are incorporated by reference from the Annual Report to Investors dated May 31, 1997 (File No. 811-07461). The information contained in the Annual Report represents financial information for Bond Market Portfolio, a portfolio of St. James Portfolios, for the fiscal year ended May 31, 1995 (audited) and for the period from June 1, 1995 to January 2, 1996. Effective January 2, 1996 (the "Transaction Date"), the Portfolio received all of the assets of Excelsior Institutional Bond Index Fund, a series of Excelsior Institutional Trust, which had invested all of its assets in Bond Market Portfolio (the "Predecessor Portfolio"), a portfolio of the St. James Portfolios in exchange for shares of beneficial interest in the Portfolio. These assets represented substantially all of the Predecessor Portfolio's assets as of the Transaction Date. The Predecessor Portfolio's information is deemed relevant with respect to the Portfolio and its investors since the Portfolio's investment objective, policies, and limitations are essentially identical to those of the Predecessor Portfolio, and the Portfolio has succeeded to the financial history and performance of the Predecessor Portfolio.



Past performance is not indicative of future performance. Investment returns and principal values will vary and beneficial interests in the Portfolio may be worth more or less at redemption than their original cost.

                                        PART C. OTHER INFORMATION.

ITEM 24.    FINANCIAL STATEMENTS AND EXHIBITS:

                     (a) The Financial Statements are incorporated by reference from the Annual Report to Investors dated May 31, 1997 for Bond Index Portfolio (811-07461) which contains the following:

                      Federated Bond Index Portfolio, a series of
                      Federated Investment Portfolios Portfolio of
                      Investments (as of May 31, 1997 (audited)).

                           Statements of Assets and Liabilities (for the fiscal year ended May 31, 1997 (audited))

                           Statements of Operations (for the fiscal year ended May 31, 1997 (audited))
                           Statements of Changes in Net Assets (for the fiscal years ended

                             May 31, 1997 and 1996 (audited)) Notes to
                           Financial Statements Report of Ernst &
                           Young LLP, Independent Auditors

                     (b)    Exhibits filed herewith:

                          (1)       (i) Conformed copy of Registrant's
                                    Declaration of Trust; (1) (ii)
                                    Conformed copy of Registrant's
                                    Amended and Restated Declaration
                                    of Trust (effective March 1,
                                    1996); (2)

                          (2)       (i) Copy of By-Laws of the
                                    Registrant; (1);

                                    (ii) Copy of By-Laws of the Registrant as Amended and Restated
                                    (Effective March 1, 1996); (2)

                          (3)  Not applicable;
                          (4)  Not applicable;

                          (5)       (i) Conformed copy of Investment Advisory
                                        Contract of the Registrant; (3)
                                    (ii) Conformed copy of the Sub-Advisory
                                         Agreement of the Registrant; (3)

+   All exhibits have been filed electronically.

1. Response is incorporated by Reference to Registrant's Initial Registration Statement on Form N-1A filed December 21, 1995.
     (File No. 811-07461).

2. Response is incorporated by Reference to Amendment No. 1 to the Registration Statement of the Registrant on Form N-1A filed March 7, 1996 (File No. 811-07461).

3. Response is incorporated by Reference to Amendment No. 2 to the Registration Statement of the Registrant on Form N-1A filed
     September 24, 1996 (File No. 811-07461).

                          (6)  Not applicable;
                          (7)  Not applicable;

                          (8) Conformed copy of the Custodian Agreement of the Registrant; (3)
                          (9)  (i)Conformed Copy of Fund Accounting,
                               Administrative Services and Custody
                               Services Procurement; (3)

                               (ii) Conformed Copy of Assignment of Fund
                                    Accounting Administrative Services
                                   and Custody Services Procurement; (3)

                               (iii)Conformed Copy of the Placement
                               Agent Contract of the Registrant; (2)
                               (iv)Conformed Copy of Exhibits A and B
                               to Placement Agent Contract of the

                                    Registrant; + (10) Not applicable;
                          (11) Not applicable; (12) Not applicable;
                          (13) Not applicable; (14) Not applicable;
                          (15) Not applicable; (16) Not applicable;
                          (17) Not Applicable; (18) Not Applicable;

                          (19) Conformed Copy of Power of Attorney;+

ITEM 25.        PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT:
                           None.

ITEM 26.        NUMBER OF HOLDERS OF SECURITIES OF BOND INDEX PORTFOLIO AS OF
                SEPTEMBER 1, 1997:       two.

ITEM 27.        INDEMNIFICATION: (1)

+   All exhibits have been filed electronically.

1. Response is incorporated by Reference to Registrant's Initial Registration Statement on Form N-1A filed December 21, 1995.
     (File No. 811-07461).

2. Response is incorporated by Reference to Amendment No. 1 to the Registration Statement of the Registrant on Form N-1A filed March 7, 1996 (File No. 811-07461).

3. Response is incorporated by Reference to Amendment No. 2 to the Registration Statement of the Registrant on Form N-1A filed
     September 24, 1996 (File No. 811-07461).

Item 28.      Business and Other Connections of Investment Adviser:

(a) For a description of the other business of the investment adviser, see the section entitled "Management of the Registrant"in Part A. The affiliations with the Registrant of four of the Trustees and one of the Officers of the investment adviser are included in Part B of this Registration Statement under "Management of the Registrant." The remaining Trustee of the investment adviser, his position with the investment adviser, and, in parentheses, his principal occupation is: Mark D. Olson (Partner, Wilson, Halbrook & Bayard), 107 W. Market Street, Georgetown, Delaware 19947.

              The remaining Officers of the investment adviser are:

              Executive Vice Presidents:      William D. Dawson, III
                                              Henry A. Frantzen
                                              J. Thomas Madden

              Senior Vice Presidents:         Peter R. Anderson
                                              Drew J. Collins
                                              Jonathan C. Conley
                                              Deborah A. Cunningham
                                              Mark E. Durbiano
                                              J. Alan Minteer
                                              Susan M. Nason
                                              Mary Jo Ochson

              Vice Presidents:                J. Scott Albrecht
                                              Joseph M. Balestrino
                                              Randall S. Bauer
                                              David F. Belton
                                              David A. Briggs
                                              Kenneth J. Cody
                                              Alexandre de Bethmann
                                              Michael P. Donnelly
                                              Linda A. Duessel
                                              Donald T. Ellenberger
                                              Kathleen M. Foody-Malus
                                              Thomas M. Franks
                                              Edward C. Gonzales
                                              James E. Grefenstette
                                              Susan R. Hill
                                              Stephen A. Keen
                                              Robert K. Kinsey
                                              Robert M. Kowit
                                              Jeff A. Kozemchak

                                               Marian R. Marinack
                                               Sandra L. McInerney
                                               Robert J. Ostrowski
                                               Charles A. Ritter
                                               Scott B. Schermerhorn
                                               Frank Semack
                                               Aash M. Shah
                                               William F. Stotz
                                               Tracy P. Stouffer
                                               Edward J. Tiedge
                                               Paige M. Wilhelm
                                               Jolanta M. Wysocka

              Assistant Vice Presidents:        Todd A. Abraham
                                                Stefanie L. Bachhuber
                                                Arthur J. Barry
                                                Micheal W. Casey
                                                Robert E. Cauley
                                                Donna M. Fabiano
                                                John T. Gentry
                                                William R. Jamison
                                                Constantine Kartsonsas
                                                Robert M. Marsh
                                                Joseph M. Natoli
                                                Keith J. Sabol
                                                Michael W. Sirianni
                                                Gregg S. Tenser

              Secretary:                        Stephen A. Keen

              Treasurer:                        Thomas R. Donahue

              Assistant Secretaries:            Thomas R. Donahue
                                                Richard B. Fisher
                                                Christine I. McGonigle

              Assistant Treasurer:              Richard B. Fisher

              The business address of each of the Officers of the investment adviser is Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779. These individuals are also officers of a majority of the investment advisers to the Funds listed in Part B of this Registration Statement.

(b) U.S. Trust Company is a full-service state-chartered bank and trust company. U.S. Trust Company provides trust and banking services to individuals, corporations and institutions, both nationally and internationally, including investment management, estate and trust administration, financial planning, corporate trust and agency, and personal and corporate banking. U.S. Trust Company is a member bank of the Federal Reserve System and the Federal Deposit Insurance Corporation and is one of the twelve members of the New York Clearing House Association. On June 30, 1997, U.S. Trust Company's Asset Management Group had approximately $53 billion in assets under management. U.S. Trust Company, which has its principal offices at 114 West 47th Street, New York, NY 10036, is a wholly-owned subsidiary of U.S. Trust Corporation, a registered bank holding company. Other than U.S. Trust Corporation, no person owns more than 10% of the voting securities of U.S. Trust Company.

     The table below sets forth the name, address and principal occupation of each of the Directors of U.S. Trust Company, and the principal executive officer of U.S. Trust Company.



      POSITION WITH
    U.S. TRUST COMPANY                NAME                      ADDRESS             PRINCIPAL OCCUPATION

                                                                                  Dean of School of

Trustee/Director            Eleanor Baum               The Cooper Union for the   Engineering

                                                       Advancement of Science &

                                  Art

                                                       51 Astor Place
                                                       New York, NY 10003

                                                       Cravath, Swaine & Moore    Partner in Cravath,

Trustee/Director            Samuel C. Butler           Worldwide Plaza            Swaine & Moore
                                                       825 Eighth Avenue
                                                       New York, NY 10019

                                                       Venrock Associates         Chairman in Venrock
                                                       Room 3600                  Associates

Trustee/Director            Peter O. Crisp             30 Rockefeller Plaza
                                                       New York, NY 10019

                                                       Patterson, Belknap,

                                                       Webb & Tyler               Partner in Patterson,
                                                       1133 Avenue of the         Belknap, Webb & Tyler

Trustee/Director            Antonia M. Grumbach        Americas
                                                       New York, NY 10036








Trustee/Director            Marshall Schwarz           United States Trust        Chairman of the Board &
Chairman of the                                        Company  of New York       Chief Executive Officer
Board and Chief                                        114 West 47th Street       of U.S. Trust
Executive Officer                                      New York, NY 10036         Corporation and United
                                                                                  States Trust Company of
                                                                                  New York

                                                       Metropolitan Museum        Director of the
                                                       of Art                     Metropolitan Museum of

Trustee/Director            Phillippe de Montebello    1000 Fifth Avenue          Art
                                                       New York, NY
                                                       10029-0198

                                                       250 Park Avenue
                                                       Room 1800                  Retired

                            Paul W. Douglas            New York, NY 10177
Trustee/Director

                                                       The Hamilton Companies

                                                       1560 Broadway              Chairman of the Board of
                            Frederic C. Hamilton       Suite 2000                 The Hamilton Companies
Trustee/Director                                       Denver, CO 80202

                                                       Par Scholas, Inc.

                                                       131 Walnut Avenue          Corporate Director and

                            John H. Stookey            Bronx, NY 10454            Trust of Par Scholas,
                                                                                  Inc.
Trustee/Director                                       Johnson & Johnson

                                                       One Johnson & Johnson      Vice Chairman of the

                            Robert N. Wilson           Plaza                      Board of Johnson &
                                                       New Brunswick, NJ          Johnson

Trustee/Director                                       08933

                                                       Wein, Malkin LLP

                                                       Lincoln Building           Chairman of Wein, Malkin

                            Peter L. Malkin            60 East 42nd Street        LLP
                                                       New York, NY 10165

Trustee/Director

                                                       Marah & McLennan, Inc.
                                                       125 Broad Street

                                                       New York, NY 10004         Vice Chairman, Marah &

                            David A. Olson                                        McLennan, Inc.
                                                       11 Over Rock Lane
Trustee/Director                                       Westport, CT 06880
                                                                                  Retired

                            Richard F. Tucker

Trustee/Director





Trustee/Director            Carroll L. Wainright, Jr.  Milbank, Tweed, Hadley &   Consulting Partner of
                                                       McCloy                     Milbank, Tweed, Hadley &
                                                       One Chase Manhattan Plaza  McCloy

                                                       New York, NY 10005

                            Ruth A. Wooden             The Advertising Council,

Trustee/Director                                       Inc.                       President & CEO, The
                                                       261 Madison Avenue         Advertising Council, Inc.
                                                       11th Floor

                                                       New York, NY 10015

                            Paul K. Napoli             United States Trust        Executive Vice

Executive Vice President                               Company of New York        President, United States
                                                       114 West 47th Street       Trust Company of New York

                                                       New York, NY 10035

                                                       United States Trust        Vice Chairman, United
                                                       Company of New York        States Trust Company of

Director and Vice Chairman  Maribeth S. Rabe           114 West 47th Street       New York
                                                       New York, NY 10035

                                                       United States Trust

                                                       Company of New York        Vice Chairman and Chief
                                                       114 West 47th Street       Investment Officer of

Trustee/Director, Vice                                 New York, NY 10036         U.S. Trust Corporation
Chairman, and Chief         Frederick B. Taylor                                   and United States Trust
Investment Officer                                                                Company of New York
                                                       United States Trust

                                                       Company of New York        President of U.S. Trust
                                                       114 West 47th Street       Corporation and United
                                                       New York, NY 10036         States Trust Company of

Trustee/Director,                                                                 New York
President, and Chief        Jeffrey S. Maurer          Christie, Manson & Woods
Operating Officer                                      International, Inc.
                                                       502 Park Avenue            Chairman, Christie,
                                                       New York, NY 10021         Manson & Woods

                                                                                  International, Inc.

Trustee/Director                                       Munn, Bernhard &
                                                       Associates, Inc.

                            Daniel P. Davison          6 East 43rd Street         Chairman and Director of
                                                       28th Floor                 Munn, Bernhard &
                                                       New York, NY 10017         Associates, Inc.

                                                       United States Trust

Trustee/Director                                       Company of New York        Executive Vice
                                                       114 West 47th Street       President, United States

                            Orson D. Munn              New York, NY 10036         Trust Company of New York

                                                       United States Trust

                                                       Company of New York        Executive Vice

Executive Vice President                               114 West 47th Street       President, United States
                                                       New York, NY 10036         Trust Company of New York

                            John L. Kirby

Executive Vice President                               P.O. Box 386

                                                       Ponte Verde Beach,FL       Corporate Director and
                                                       32004                      Trustee

                            Kenneth G. Walsh

                                                       United States Trust

                                                       Company of New York        Executive Vice
                                                       114 West 47th Street       President, United States
                                                       New York, NY 10036         Trust Company of New York

Trustee/Director                                       United States Trust

                                                       Company of New York        Executive Vice
                                                       114 West 47th Street       President, United States
                                                       New York, NY 10036         Trust Company of New York

Executive Vice President    Philip L. Smith

                            John C. Hoover, II

Executive Vice President

                            John M. Deignon





ITEM 29.    PRINCIPAL UNDERWRITERS:

Not applicable.

ITEM 30.    LOCATION OF ACCOUNTS AND RECORDS:

All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 through 31a-3 promulgated thereunder are maintained at one of the following locations:

              Registrant                             Federated Investors Tower
                                                     Pittsburgh, PA 15222-3779

              Federated                              Federated Investors Tower
              Services Company                       Pittsburgh, PA 15222-3779

              Federated                              Federated Investors Tower
              Administrative                         Pittsburgh, PA 15222-3779
              Services, Inc. (Administrator
              and Portfolio Accountant)

              Federated Research                     Federated Investors Tower
              Corp. (Adviser)                        Pittsburgh, PA 15222-3779

              United States Trust                    114 West 47th Street
              Company of New York                    New York, NY 10036

              (Sub-Adviser)

              State Street Bank                      P.O. Box 8600
              and Trust Company                      Boston, MA 02266-8600

              (Custodian)

             ITEM 31.    MANAGEMENT SERVICES:

             Not applicable.

             ITEM 32.    UNDERTAKINGS:

              Registrant hereby undertakes to comply with the provisions of Section 16(c) of the 1940 Act with respect to the removal of Trustees and the calling of a special meeting of investors as though such provisions of the Act were applicable to the Registrant.

              Registrant hereby undertakes to furnish each investor to whom a Part A is delivered, a copy of the Registrant's latest annual report, upon request and without charge.

                                                SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Federated Investment Portfolios, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pittsburgh and Commonwealth of Pennsylvania, on the 26th day of September, 1997.

                    FEDERATED INVESTMENT PORTFOLIOS

                           BY: /s/ Anthony R. Bosch
                           Anthony R. Bosch, Assistant Secretary
                           Attorney in Fact for John F. Donahue
                           September 26, 1997

      This Initial Registration Statement has been signed below by the following person in the capacity and on the date indicated:

      NAME                            TITLE                       DATE

By:   /s/ Anthony R. Bosch

Anthony R. Bosch                      Attorney In Fact       September 26,1997
ASSISTANT SECRETARY                   For the Persons

                                      Listed Below

NAME  TITLE

John F. Donahue*                      Chairman and Trustee
                                         (Chief Executive Officer)

J. Christopher Donahue*              President and Trustee

John W. McGonigle*                   Executive Vice President,
                                     Secretary and Treasurer
                                     (Principal Financial and
                                     Accounting Officer)

Thomas G. Bigley*                    Trustee

John T. Conroy, Jr.*                 Trustee

William J. Copeland*                 Trustee

James E. Dowd*                       Trustee

Lawrence D. Ellis, M.D.*             Trustee

Edward L. Flaherty, Jr.*             Trustee

Peter E. Madden*                     Trustee

Gregor F. Meyer*                     Trustee

John E. Murray, Jr*                  Trustee

Wesley W. Posvar*                    Trustee

Marjorie P. Smuts*                   Trustee

* By Power of Attorney